UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVISFIRST BANCSHARES, INC.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

March 21, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held at the Linn-Henley Lecture Hall at the Birmingham Botanical Gardens, 2612 Lane Park Road, Birmingham, Alabama 35223 on Thursday, May 5, 2016, at 11:00 a.m., Central Daylight Time. We will have a luncheon after the meeting.

The enclosed proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on our operations. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance including our Annual Report on Form 10-K for the year ended December 31, 2015.

The business to be conducted at the Annual Meeting consists of (1) the election of six directors; (2) an advisory vote on executive compensation; (3) the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2016; (4) the approval of an amendment to our certificate of incorporation to increase the number of shares of authorized common stock from 50 million to 100 million; and (5) such other business as may properly come before the Annual Meeting. Our board of directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the “Say on Pay” advisory vote approving our executive compensation; “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2016; and “FOR” the amendment to our certificate of incorporation to increase the number of shares of authorized common stock.

You may vote your shares by returning your Proxy Card in the enclosed prepaid return envelope, by following your broker’s voting instructions, by submitting voting instructions by telephone or by Internet, or by voting in person at the Annual Meeting. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the accompanying proxy card or Notice of Internet Availability of Proxy Materials.

On behalf of our board of directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

Sincerely,

Thomas A. Broughton III
Director, President and Chief Executive Officer

SERVISFIRST BANCSHARES, INC.
850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2016

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held at Linn-Henley Lecture Hall at the Birmingham Botanical Gardens, 2612 Lane Park Road, Birmingham, Alabama 35223 on Thursday, May 5, 2016, at 11:00 a.m., Central Daylight Time, for the following purposes:

1. to elect six nominees to serve on our board of directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as set forth in the accompanying Proxy Statement;

2. to conduct a “Say on Pay” advisory vote on our executive compensation;

3. to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the year ending December 31, 2016;

4. to amend our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million; and

5. to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our board of directors recommends a vote “FOR” each of the proposals listed above. Our board of directors is not aware of any other business to come before the Annual Meeting. Directions to the Annual Meeting location at the Birmingham Botanical Gardens are available at www.edocumentview.com/SFBS.

Stockholders of record as of the close of business on March 7, 2016 are entitled to notice of, and to vote their shares in person or by proxy at, the Annual Meeting. The proxy materials are first being made available to stockholders on March 21, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD MAY 5, 2016:

Our Proxy Statement and 2015 Annual Report on Form 10-K are available at: www.edocumentview.com/SFBS

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOU SUBMIT VOTING INSTRUCTIONS BY TELEPHONE OR BY INTERNET, OR BY RETURNING YOUR PROXY CARD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT VOTING INSTRUCTIONS OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED PRE-PAID RETURN ENVELOPE. STOCKHOLDERS OF RECORD WHO SUBMIT VOTING INSTRUCTIONS OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 21, 2016

Agenda and Voting Recommendations

1	Proposal 1: Election of Directors
The board of directors unanimously recommends a vote FOR each director nominee.
The six director nominees presented in this proposal are recommended for election to the board of directors.
Additional information about each director and his or her qualifications may be found on page 1.
					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	60	2007	President, Chief Executive Officer and Director of ServisFirst Bancshares, Inc. and ServisFirst Bank
Stanley M. Brock	65	2007	Chairman of ServisFirst Bancshares, Inc. and ServisFirst Bank; President of Brock Investment Company, Ltd.	✓
Michael D. Fuller	62	2007	President of Double Oak Water Reclamation	✓
James J. Filler	72	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	✓
J. Richard Cashio	58	2007	Retired Chief Executive Officer of TASSCO, LLC	✓
Hatton C. V. Smith	65	2007	President of National Accounts, Royal Cup Coffee	✓
AC: Audit Committee CC: Compensation Committee CGNC: Corporate Governance & Nominations Committee Committee Chair Committee Member Financial Expert

2	Proposal 2: Advisory Vote on Executive Compensation
The board of directors unanimously recommends a vote FOR the resolution.
Additional information about executive compensation may be found on page 14.

3	Proposal 3: Ratify Appointment of the Independent Registered Public Accounting Firm
The board of directors unanimously recommends a vote FOR the resolution.
Additional information about the independent registered public accounting firm may be found on page 26.

4	Proposal 4: Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock
The board of directors unanimously recommends a vote FOR the resolution.
Additional information about the amendment may be found on page 28.

Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms “the company,” “we,” “our” or “us,” we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (which we refer to as the “bank”). When we use the term “Annual Meeting,” we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our bylaws, our board of directors consists of six directors unless a different number is fixed from time to time by resolution passed by a majority of our board of directors, which is the only means of fixing a different number. Six directors will be elected at the Annual Meeting to hold office until our 2017 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our board has nominated the six persons named below, all of whom currently serve as directors, for election as directors at the 2016 Annual Meeting. Each of our director nominees has served as a director of the bank since its inception in 2005 and as a director of the company since our formation in 2007. Each of these nominees has consented to serve as a director, if re-elected. Unless otherwise instructed, the management proxies intend to vote the proxies received by them for the election of all six of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the management proxies will vote the proxies received by them for the election of a substitute nominee selected by our board of directors.

Annual Election by Majority of Votes Cast

The six nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the company for the next year. As a result, although shares as to which the authority to vote is withheld will be counted, such “withhold” votes will have no effect on the outcome of the election of directors.

Information regarding directors and director nominees and their ages as of the record date is as follows:

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	CGNC
Thomas A. Broughton III	60	2007	President, Chief Executive Officer and Director of ServisFirst Bancshares, Inc. and ServisFirst Bank
Stanley M. Brock	65	2007	Chairman of ServisFirst Bancshares, Inc. and ServisFirst Bank; President of Brock Investment Company, Ltd.	X	[FE][M]		[C][M]
Michael D. Fuller	62	2007	President of Double Oak Water Reclamation	X	[C][M]		[M]
James J. Filler	72	2007	Retired Chief Executive Officer of Jefferson Iron & Metal Brokerage, Inc.	X		[M]
J. Richard Cashio	58	2007	Retired Chief Executive Officer of TASSCO, LLC	X	[M]	[M]	[M]
Hatton C. V. Smith	65	2007	President of National Accounts, Royal Cup Coffee	X		[C][M]
AC: Audit Committee CC: Compensation Committee CGNC: Corporate Governance & Nominations Committee [C] Committee Chair [M] Committee Member [FE] Financial Expert

The following summarizes the business experience and background of each of our nominees. Each of the director nominees also serves as director of the bank, and Mr. Broughton also serves as President and Chief Executive Officer of us and the bank.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    1

Thomas A. Broughton III
Age: 60	Committees: None
Director Since: 2007	Position: President, CEO and Director
Bank Director Since: 2005

Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the bank since its inception in May 2005. Mr. Broughton has spent the entirety of his 30-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

Stanley M. Brock
Age: 65	Committees: Audit; Corporate Governance and Nominations (Chair)
Director Since: 2007	Position: Chairman of the Board and Director
Bank Director Since: 2005

Mr. Brock has served as our Chairman of the Board and a director since 2007 and has served as Chairman of the Board and a director of the bank since its inception in May 2005. He has served as President of Brock Investment Company, Ltd., a private venture capital firm, since its formation in 1995. Prior to 1995, Mr. Brock practiced corporate law for 20 years with one of the largest law firms based in Birmingham, Alabama. Mr. Brock also served as a director of Compass Bancshares, Inc., a publicly traded bank holding company, from 1992 to 1995. We believe that Mr. Brock’s experience as a corporate lawyer and a bank holding company director, as well as his history of community involvement in our largest market, makes him highly qualified to serve as a director.

Michael D. Fuller
Age: 62	Committees: Audit (Chair); Corporate Governance and Nominations
Director Since: 2007	Position: Director
Bank Director Since: 2005

Mr. Fuller has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. For over 20 years, Mr. Fuller has been a private investor in real estate investments. Prior to that time, Mr. Fuller played professional football for nine years. Mr. Fuller has served as President of Double Oak Water Reclamation, a private wastewater collection and treatment facility in Shelby County, Alabama, since 1998. We believe that Mr. Fuller’s experience in the real estate sector, which is a major focus of our business, as well as his overall business experience and community presence, make him highly qualified to serve as a director.

James J. Filler
Age: 72	Committees: Compensation
Director Since: 2007	Position: Director
Bank Director Since: 2005

Mr. Filler has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

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J. Richard Cashio
Age: 58	Committees: Audit; Compensation; Corporate Governance and Nominations
Director Since: 2007	Position: Director
Bank Director Since: 2005

Mr. Cashio has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. Mr. Cashio served as Chief Executive Officer of TASSCO, LLC from 2005 until January 2014 and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2008. He served in various other positions with Tricon Metals & Services, Inc. prior to 2000. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

Hatton C. V. Smith
Age: 65	Committees: Compensation (Chair)
Director Since: 2007	Position: Director
Bank Director Since: 2005

Mr. Smith has served as a director of the company since 2007 and as a director of the bank since its inception in May 2005. Mr. Smith served as the Chief Executive Officer of Royal Cup Coffee from 1996 until 2014 and in various other positions with Royal Cup Coffee prior to 1996. He is involved in many different charities and served as Chair of the United Way and President of the Baptist Health System. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts make him highly qualified to serve as a director.

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Board Nominees Named Above.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    3

CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors. The board has the legal responsibility for overseeing the affairs and performance of the company. The primary responsibility of the board is to exercise their business judgment in what they believe to be in the best interests of the company and its stockholders.

Recent Corporate Governance Initiatives

We understand that corporate governance practices evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the company. In connection with our annual corporate governance review, we have recently made changes to our corporate governance policies and procedures, including the adoption of an Incentive Compensation Clawback Policy.

Other Governance Practices

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. In March 2014, our board formally adopted the Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the NASDAQ Global Select Market’s listed company rules and the Sarbanes-Oxley Act of 2002.

Each year our board of directors reviews our Governance Guidelines and other governance documents and modifies them as it deems appropriate. These documents include the Governance Guidelines, the committee charters, our Code of Business Conduct and Ethics, our Related Party Transactions Policy and other key policies and practices. Copies of the currently effective charters for each board committee, the Code of Business Conduct and Ethics, the Governance Guidelines and certain other corporate governance policies are available on the company’s website at www.servisfirstbank.com under the “Investor Relations” tab.

Some of the principal subjects covered by our Governance Guidelines comprise:

•	Director Qualifications, which include: a board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to board responsibilities, taking into account the candidate’s employment and other board commitments.
•	Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending board and board committee meetings; and providing active, objective and constructive participation at those meetings.
•	Director Access to Management and, as Necessary and Appropriate, Independent Advisors, which covers: encouraging presentations to our board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the bank’s loan portfolio.
•	Director Orientation and Continuing Education, such as: programs to familiarize directors with any changes to our business, strategic plans, and significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our code of business conduct and ethics; and, our corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance.
•	Regularly Scheduled Executive Sessions, without Management, will be held by our board and by the Audit Committee, which meets separately with our independent auditors.

Incentive Compensation Clawback Policy

In December 2015, our board approved and adopted a Clawback Policy for recovery of incentive compensation from the company’s current and former executive officers under certain circumstances. The Clawback Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and proposed rule 10D-1. The Clawback Policy provides that, in the event the company is required to restate financial results due to material noncompliance with any financial reporting requirement under the securities laws, the board may adjust future compensation, cancel outstanding awards, seek recoupment of previous awards and take any other remedial and recovery action permitted by law, to recoup all or a portion of any incentive compensation approved, awarded or granted to an executive officer of the company after the date of adoption of the Clawback Policy and such award, vesting or payment occurred or was received during the three completed

4    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

fiscal years immediataely preceding the date on which the Company is required to prepare the restatement. The Clawback Policy applies when the Compensation Committee has determined that the incentive compensation approved, awarded or granted was predicated upon the achievement of certain financial results that were the subject of the restatement and that a lesser amount of incentive compensation would have been approved, awarded or granted to the executive officer based upon the restated financial results. In each such instance, the company will seek to recoup the amounts by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amounts that would have been awarded, vested or paid based on the restated financial results.

Stock Ownership of Board and Executives

Long-term stock ownership is deeply engrained in our culture and reflects our board’s strong commitment to the company’s success. In December 2015, we reviewed the stock ownership policies of other financial institutions, the criteria identified by certain proxy advisory firms in determining whether a stock ownership policy is “rigorous” or “robust,” and the stock ownership of our directors and executive officers. We ultimately concluded not to adopt a formal stock ownership policy at this stage of the company’s existence primarily because the current ownership levels of our directors and, with one exception, our named executive officers far exceed the ownership requirements of even the most rigorous policies we reviewed. Using the market price and the number of shares of common stock beneficially owned as of December 31, 2015, each of our non-employee directors held common stock valued at well over 250 times such director’s annual retainer, our Chief Executive Officer held common stock valued at well over 50 times his annual base salary, and each of our other named executive officers, with the exception of Mr. Owens, held common stock valued at over 10 times his annual base salary.

Our board annually reviews our Governance Guidelines and other governance documents and practices and modifies them as it deems appropriate. Although we will reconsider adopting stock ownership guidelines in the future, including in the event of board or management changes, we intend to operate the company in a way that we believe makes the most sense taking into account numerous factors.

Policy Against Hedging Activities

The company is dedicated to growing its business and enhancing stockholder value in an ethical way while being mindful of the need to avoid taking actions that pose undue risk or have the appearance of posing undue risk to the company. Our goal is to grow stockholder value in both the short term and in the longer term, and we expect our directors, officers and employees to have the same goals as the company. Consistent with these goals, our insider trading policy prohibits any of our directors, officers and employees from engaging in hedging activities involving the company’s securities, including short sales, puts, calls, collars, swaps, forward sale contracts, or other derivative securities based on the company’s securities.

Policy Against Pledging Activities

Our Insider Trading Policy prohibits our directors, officers and employees from pledging our securities as collateral for loans unless approved by our Insider Trading Compliance Officer. While being mindful of the need to avoid taking actions that pose undue risk or appear to pose undue risk to our company, we also appreciate our situation may be unique. We are a newly public company that has, since the bank’s inception in 2005 and our formation in 2007, experienced a high amount of success. As a result of this success, a significant portion of the wealth of some of our officers and employees resides in their ownership of our common stock. As detailed above, all of our directors and all but one of our executive officers owns enough shares of common stock to far exceed the multiples of base salary or annual cash retainer typically required by stock ownership guidelines. Accordingly, we provide our Insider Trading Compliance Officer with the discretion to permit pledges in certain limited circumstances.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    5

Board Independence

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NASDAQ Global Select Market for determining director independence. You can find these guidelines in our Governance Guidelines, which are posted on the company’s website at www.servisfirstbank.com under the “Investor Relations” tab.

During its most recent review, our board considered transactions and relationships between each director or any member of a director’s immediate family and us and the bank. Our board also considered whether there were any transactions or relationships between our company and any entity of which a director or an immediate family member of a director is an executive officer, general partner or significant equity holder. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our Corporate Governance and Nominations Committee (“CG&N Committee”) has determined in its business judgment that five of the company’s six directors are independent as defined in the applicable NASDAQ Global Select Market listing standards, including that each member is free of any relationships that would interfere with his individual exercise of independent judgment. Our independent directors are Messrs. Brock, Cashio, Filler, Fuller and Smith. Mr. Broughton is considered an inside director because of his employment as our President and Chief Executive Officer.

The Role of Our Board of Directors

The members of our board also are members of the board of directors of the bank, which accounts for substantially all of our consolidated operating results. The members of our board keep informed about our business through discussions with senior management and other officers and managers of the company and the bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the board and meetings of those board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent board of directors with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our board provides such objective oversight.

Since our inception, we have kept separate the offices of Chairman of the Board and Chief Executive Officer, and an independent director has always held the position of Chairman of the Board. We believe that this provides us with the benefit of complementary perspectives and ensures that our board’s oversight function remains fully objective. Although we do not have a fixed policy requiring the separation of such offices, instead believing that it is appropriate for our board to determine the structure that best meets our needs from time to time, it is our current intention to retain the present structure for the foreseeable future.

In addition, our three standing committees, which are described below under “Board Committees and Their Functions”, are composed exclusively of independent directors. We believe that this structure further reinforces the board’s role as an objective overseer of our business, operations and day-to-day management.

The Board’s Role in Risk Oversight

Our board is ultimately responsible for the management of risks inherent in our business. In our day-to-day operations, senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through the bank, we maintain an asset-liability and investment committee at the bank level, consisting of four executive officers of the bank. This committee is charged with monitoring our liquidity and funds positions. The committee regularly reviews the rate sensitivity position on three-month, six-month and one-year time horizons; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our board of directors at least quarterly, and otherwise as needed. Outside of formal meetings, our board and its committees have regular access to senior executives, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as well as our senior credit officers. We believe that this structure allows the board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

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Board Committees and Their Functions

Our board maintains three standing committees that are each composed entirely of independent directors. The governing charter for each of the three committees is available on our website at www.servisfirstbank.com under the “Investor Relations” tab.

Name	Audit Committee	Compensation Committee	Corporate Governance & Nominations Committee
Stanley M. Brock
Michael D. Fuller
James J. Filler
J. Richard Cashio
Hatton C.V. Smith
Committee Chair Committee Member Financial Expert

Audit Committee

Number of meetings in 2015: 4

Functions:

•	Assists our board of directors in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as our compliance with legal and regulatory requirements;
•	Reviews the scope of independent audits and assesses the results;
•	Meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting, and meets with our independent auditors and with appropriate financial personnel concerning these matters;
•	Selects, determines the compensation of, appoints and oversees our independent auditors, and evaluates their qualifications, performance and independence; and
•	Reviews and approves all related party transactions of the company.

Financial Expert:

Our board has unanimously determined that Mr. Brock should be designated as an audit committee financial expert. This determination is based on the broad spectrum of Mr. Brock’s experience, including Mr. Brock’s 20-plus years leading a private venture capital firm. His experience in this undertaking includes analyzing financial statements and audit results and making investment and acquisition decisions on the basis of those analyses.

Our board of directors has determined that each Audit Committee member meets the independence standards for Audit Committee membership under the rules of the Securities and Exchange Commission (“SEC”) and the rules of the NASDAQ Global Select Market.

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Compensation Committee

Number of meetings in 2015: 6

Functions:

•	Annually reviews the performance and compensation of our Chief Executive Officer, who is not present during deliberations or voting with respect to his compensation;
•	Makes recommendations to the independent members of our board of directors with respect to the compensation of our Chief Executive Officer and all other executive officers of the company;
•	Makes determinations, either as a committee or together with the other independent directors, regarding the performance and compensation level of our Chief Executive Officer and our other named executive officers;
•	Establishes the compensation structure for our senior management and approves the compensation of our senior executives; and
•	Advises and reports to our board of directors at least annually, including with respect to the company’s incentive and equity-based compensation plans, and oversees the activities of the individuals and committees responsible for administering such plans.

The Compensation Committee has the authority, in its sole discretion, to appoint, engage, retain and terminate any compensation consultant, legal counsel or other advisor to assist in the performance of its duties, and the company is responsible for providing appropriate funding to the Compensation Committee for payment of reasonable compensation to any such advisor retained by the Compensation Committee.

Our board of directors has determined that each Compensation Committee member is independent under the rules of the NASDAQ Global Select Market and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

Corporate Governance and Nominations Committee

Number of meetings in 2015: 0

Functions:

•	Establishes the criteria for selecting candidates for nomination to our board, actively seeks candidates who meet those criteria and makes recommendations to our board of directors to fill vacancies on, or make additions to, our board or any committee of our board (see “Other Governance Practices” for a detailed discussion of qualification criteria);
•	Develops and recommends to our board standards to be applied in making determinations as to the absence of material relationships between the company and a director;
•	Establishes the procedures for the evaluation and oversight of our board and management; and
•	Monitors and recommends changes in the organization and procedures of the board, in the size of the board or any board committee and in our corporate governance policies, and monitors the company’s corporate governance structure.

The CG&N Committee will consider stockholder nominees for election to our board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a board member if elected, accompany the recommendations. No stockholder nominations for director candidates were received for 2016.

In evaluating nominees for director, the CG&N Committee believes that, at this stage of the company’s existence, it is of primary importance to ensure that the board’s composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the company’s strategic objectives and expand its presence, profile and customer base in its local markets. Accordingly, while the CG&N Committee may consider other types of diversity in evaluating nominees, the committee does not follow any specific formula for considering factors such as race, gender or national origin in evaluating nominees and potential nominees, nor does it apply any quotas with respect to such factors.

Our board of directors has determined that each member of the CG&N Committee is independent under the standards of independence of the rules of the NASDAQ Global Select Market.

8    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Advisory Boards

In addition to the boards of directors of the company and the bank, the bank also has a non-voting advisory board of directors in each of the Huntsville, Montgomery, Dothan and Mobile, Alabama, Pensacola, Florida and Atlanta, Georgia markets. These advisory directors represent a wide array of business experience and community involvement in the service areas where they live. As residents of these service areas, they are sensitive and responsive to the needs of our customers and potential customers. In addition, our directors and advisory directors bring substantial business and banking contacts to us. The bank has established the following regional advisory boards:

Huntsville	Montgomery	Mobile
E. Wayne Bonner	Dr. John A. Jernigan	Steve Crawford
Dr. Hoyt A. “Tres” Childs, III	Ray B. Petty	Lowell Friedman
David J. Slyman, Jr.	Todd Strange	Barry Gritter
Irma Tuder	G.L. Pete Taylor	Dr. James M. Harrison
Sidney R. White	W. Ken Upchurch, III	James Henderson
Danny J. Windham	Alan E. Weil, Jr.	Richard D. Inge
Thomas J. Young		Ken Johnson
John Lewis
Pensacola	Dothan	Atlanta
Thomas M. Bizzell	Jerry Adams	J. Paul Austin, III
Bo Carter	Charles H. Chapman III	Jeffrey B. Baker
Leo Cyr	Ronald DeVane	Mike Casey
Matt Durney	John Downs	Paul Conley
Dr. Mark S. Greskovich	Steve McCarroll	John Loud
Ray Russenberger	Charles E. Owens	Zach Parker
Sandy Sansing	William C. (Bill) Thompson	Brent Reid
Roger Webb

Compensation Committee Interlocks and Insider Participation

The primary functions of the Compensation Committee are to evaluate and administer the compensation of our President and Chief Executive Officer and other executive officers and to review our general compensation programs. No member of this committee has served as an officer or employee of the company, the bank or any other subsidiary. In addition, none of our executive officers has served as a director or as a member of the Compensation Committee of a company which employs any of our directors. For further information, see “Compensation Discussion and Analysis” and “Board Committees and Their Functions.”

Director Attendance

Our board of directors held twelve meetings in 2015. Each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees. While we do not have a formal policy regarding director attendance at our annual meetings, we generally expect our directors to attend if at all possible. Each director attended the 2015 Annual Meeting other than Mr. Fuller.

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Certain Relationships and Related Transactions

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties which require that these transactions are entered into and maintained on the following terms:

•	in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are not expected to involve more than the normal risk of collectability or present other features unfavorable to the bank; and
•	in the case of any related party transactions, including banking transactions, each is approved by a majority of the directors who do not have an interest in the transaction.

A copy of our policy governing related party transactions is available on our website at www.servisfirstbank.com under the “Investor Relations” tab.

The aggregate amount of indebtedness from our directors and executive officers (including their affiliates) to the bank as of December 31, 2015 was approximately $12.1 million, which equaled 2.69% of our total equity capital as of that date. Less than 1% of these loans were installment loans to individuals. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Proxy Statement, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We anticipate making related party loans in the future to the same extent as we have in the past.

Code of Conduct for Directors and Employees

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, available free of charge on our website at www.servisfirstbank.com under the “Investor Relations” tab.

Communications with the Board

You may contact any of our independent directors, individually or as a group, by writing to them c/o William M. Foshee, Chief Financial Officer, ServisFirst Bancshares, Inc., 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209. Mr. Foshee will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Foshee, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the audit committee and will be handled in accordance with procedures established by the audit committee.

10    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

DIRECTOR COMPENSATION

We believe our current board composition is unique. Each of our directors has been a member of our board since our formation in 2007 and a member of the board of the bank since its inception in 2005. As of February 29, 2016, our five non-employee directors beneficially owned, collectively, approximately 8.5% of our outstanding common stock. We try to structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of our stockholders. The Compensation Committee periodically reviews non-employee director compensation trends and makes recommendations to the board on compensation for our non-employee directors.

Annual Retainers and Meeting Fees

Directors each receive an annual cash retainer of $15,000, except that our chairman of the board receives a $20,000 annual retainer and our audit committee chairman receives a $20,000 annual retainer. Directors are paid $600 for each board meeting or board event attended, and $250 for each committee meeting attended. Mr. Broughton is a named executive officer, and his compensation is reflected in the Summary Compensation Table.

Director Compensation for Fiscal 2015

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2015.

Name (a)	Fees earned or paid in cash (b)	Option Awards(1) (d)	Total (h)
	($)	($)	($)
Stanley M. Brock, Chairman of the Board	27,350	62,725	90,075
Michael D. Fuller	27,950	62,725	90,675
James J. Filler	22,850	62,725	85,575
J. Richard Cashio	23,850	62,725	86,575
Hatton C. V. Smith	23,950	62,725	86,675

(1)	The amounts in this column reflect the aggregate grant date fair value under FASB ASC Topic 718 of awards granted during fiscal year 2015. During the year ended December 31, 2015, each director was granted the option to purchase 6,500 shares of our common stock at an exercise price of $37.14, with a grant date fair value of $9.65 per share.

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OWNERSHIP OF SERVISFIRST COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock as of February 29, 2016 by: (i) each of our directors; (ii) our named executive officers; and (iii) all of our directors and our executive officers as a group. As of such date, there was no person (including any group) who is known to us to be the beneficial owner of more than 5% of our common stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock (%)(2)
Thomas A. Broughton III	694,190	(3)(4)	2.64%
Stanley M. Brock	415,210	(3)(5)	1.58%
Michael D. Fuller	633,668	(3)(6)	2.41%
James J. Filler	644,803	(3)	2.45%
J. Richard Cashio	357,286	(3)(7)	1.36%
Hatton C. V. Smith	181,497	(3)	*
William M. Foshee	209,001	(8)	*
Clarence C. Pouncey III	388,861	(9)	1.48%
Rodney E. Rushing	227,300	(10)	*
Don G. Owens	0	(11)	*
All directors and executive officers as a group (10 persons)	3,524,516	(12)	14.28%

*	Indicates ownership of less than 1% of outstanding common stock.
(1)	The address for all above listed individuals is 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209.
(2)	Except as otherwise noted herein, the percentage is determined on the basis of 26,147,198 shares of our common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Exchange Act. Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.
(3)	Does not include an option granted to each director on November 28, 2011 to purchase 30,000 shares of common stock for $10.00 per share which vests 100% after five years. Does not include an option granted to each director on June 15, 2015 to purchase 6,500 shares of common stock for $37.14 per share which vests 100% after three years. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(4)	Does not include an option granted to Mr. Broughton on January 20, 2015 to purchase 10,000 shares of common stock for $30.17 per share which vests 100% after five years. Includes 182,000 shares of common stock held by TAB2, LLC, a limited liability company of which Mr. Broughton is the sole voting member. On August 24, 2015, Mr. Broughton gifted the non-voting interests in TAB2, LLC (equal to 99% of the total interests in TAB2, LLC) to three trusts for the benefit of his daughters. Includes 27,000 shares owned by Mr. Broughton’s spouse, 6,900 shares of common stock owned by his adult daughter, and 7,020 shares of common stock owned by his two stepchildren, as to which Mr. Broughton may still be deemed to be the beneficial owner. Mr. Broughton disclaims beneficial ownership of such shares. Mr. Broughton has pledged 27,000 shares to Business First Bank, Baton Rouge, as security for a line of credit. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(5)	Does not include 36,750 shares of common stock owned by one of Mr. Brock’s adult children, who does not live with Mr. Brock and for whom Mr. Brock does not provide support. Mr. Brock disclaims beneficial ownership of all shares not directly owned by him. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(6)	Includes 12,000 shares held by Mr. Fuller’s spouse. Mr. Fuller disclaims beneficial ownership of such shares. Includes 444,000 shares held by Tyrol, Inc., which is owned by Mr. Fuller’s adult children. Mr. Fuller disclaims beneficial ownership of such shares. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(7)	Includes 14,376 shares owned by Mr. Cashio’s daughter for whom Mr. Cashio provides support. Includes 92,000 shares held by Mr. Cashio’s spouse. Mr. Cashio disclaims beneficial ownership of all shares not directly owned by him. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(8)	Includes an option to purchase 15,000 shares at $8.33 per share granted to Mr. Foshee on February 16, 2010, 3,000 of which vested on February 16, 2014 and 12,000 of which vested on February 16, 2015. Includes an option granted on January 19, 2011 to purchase up to 7,500 shares of common stock for $8.33 per share which vested 100% on January 19, 2016. Does not include an option to purchase 7,500 shares of common stock for $10.00 per share granted on February 21, 2012, which vests 100% on February 21, 2017. Mr. Foshee has pledged 81,484 shares to First National Bankers Bank. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(9)	Includes 13,860 shares beneficially owned by Mr. Pouncey’s wife through a limited liability company, and 3,000 shares of common stock owned by the Pouncey Education Trust. Members of Mr. Pouncey’s immediate family are among the beneficiaries of the trust and the reporting person is trustee of the trust. Mr. Pouncey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(10)	Includes an option granted on March 21, 2011 to purchase up to 105,000 shares of common stock for $10.00 per share which vests 100% on March 21, 2016. Does not include an option to purchase 7,500 shares of common stock for $13.83 per share granted on February 10, 2014, which vests 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(11)	Does not include an option granted on October 31, 2012 to purchase up to 3,000 shares of common stock for $10.00 per share which vests 100% on October 31, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(12)	Includes 127,500 shares obtainable within 60 days pursuant to the exercise of outstanding options.

12    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Following the completion of fiscal year 2015, the Company undertook an extensive review of the Section 16(a) reports filed on behalf of each individual who served as a director or executive officer of the Company and its Section 16(a) reporting compliance procedures, to determine whether all of the reportable transactions in the Company’s common stock were timely and accurately reported and to ensure proper reporting of all of their beneficial holdings. The review revealed that there were a number of transactions that were not timely reported and, as these transactions were identified, the Company undertook to file corrected forms in February 2016. In each case of a failure to timely report a transaction, the executive officer, director or his family member purchased shares of the Company’s common stock. Since conducting the review, the Company has developed new procedures to ensure improved compliance on an on-going basis.

Based solely upon information made available to us, we believe that each filing required to be made pursuant to Section 16(a) of the Exchange Act was timely filed by our executive officers and directors and the beneficial owners of more than 10% of our common stock, except for the following filings: (i) Mr. Fuller filed a Form 5 on February 10, 2016 with respect to 23 late reports covering 22 purchases of Company common stock between August 20, 2014 and July 27, 2015 by Mr. Fuller directly, reflecting an aggregate increase of 63,074 shares of Company common stock directly owned by him, and one acquisition of Company common stock by Mr. Fuller’s spouse on August 5, 2013, reflecting an increase of 3,750 shares of Company common stock owned by Mr. Fuller’s spouse; and (ii) Mr. Thomas Trouche filed a Form 5 on February 16, 2016 with respect to three late reports covering three purchases of Company common stock between May 12, 2015 and August 24, 2015 by Mr. Trouche directly, reflecting an increase of 591 shares of Company common stock owned by him.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, we provide our stockholders with an annual advisory vote on the compensation of our named executive officers. At the 2015 Annual Meeting, approximately 98% of the votes cast (which excludes broker non-votes) supported our executive compensation program.

Our Compensation Committee reviewed the results of the advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our stockholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The advisory vote will not be binding on the Compensation Committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The Board of Directors Unanimously Recommends a Vote “FOR” the Resolution Approving the Compensation Paid to Our Named Executive Officers.

14    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

This CD&A describes our executive compensation objectives and philosophy. It also describes our compensation program and reviews the compensation outcomes for fiscal 2015. Our “named executive officers” in 2015 were:

•	Thomas A. Broughton III, President and Chief Executive Officer
•	Clarence C. Pouncey III, Executive Vice President and Chief Operating Officer
•	William M. Foshee, Executive Vice President and Chief Financial Officer
•	Rodney E. Rushing, Executive Vice President and Executive for Correspondent Banking
•	Don G. Owens, Senior Vice President and Chief Credit Officer

We are a bank holding company headquartered in Birmingham, Alabama. Our bank, founded in 2005, provides commercial banking services through eighteen full-service banking offices located in Alabama, Georgia, South Carolina, Tennessee and the panhandle of Florida, as well as a loan production office in Pasco County, Florida. We operate our bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. Our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We strive to translate this business model and strategy into higher profits for our stockholders.

Our compensation program is intended to incentivize our named executive officers to pursue strategies and actions that promote both annual and longer-term value to stockholders, consistent with the intention of our business model. We have experienced accelerated growth and change in recent years — during the last three years, we have taken the company public through our initial public offering, increased our geographic footprint to include branch offices in South Carolina, Tennessee and Georgia and instituted a quarterly cash dividend while increasing our net income from approximately $34.4 million to approximately $63.5 million — and we believe our compensation processes have been designed to permit us to attract and retain the highly skilled executive and management staff who have been instrumental to our past successes and who will be key to our future.

Each of our five named executive officers also holds the same position with the bank. All of such officers remain employees of the bank for payroll and tax purposes. The board of directors of the bank also has a compensation committee. At the time we became a bank holding company, our board of directors appointed a separate Compensation Committee, consisting of the same individuals as the compensation committee of the bank, with the authority to determine the compensation of our Chief Executive Officer and, either independently or with other independent directors of the board, the compensation of our other executive officers, and to further administer any equity or other incentive plans. Because our officers, including Messrs. Broughton, Pouncey, Foshee, Rushing and Owens, remain employees of the bank for payroll and tax purposes, their compensation is set by the compensation committee of the bank, as a technical matter. However, such compensation is then approved by the bank’s board of directors and by our board of directors. Because both compensation committees consist of the same persons, as do both boards of directors, references herein to “our” or “the” Compensation Committee will be deemed to refer to our Compensation Committee and/or the bank’s compensation committee, as applicable. No executive officers of the company make any recommendations to the Compensation Committee or participate in any way regarding the compensation of other executive officers, other than the President and Chief Executive Officer, Mr. Broughton. The Compensation Committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the Compensation Committee’s determinations regarding executive compensation. While the Compensation Committee consults with Mr. Broughton, the Compensation Committee makes its decisions independently.

Compensation Philosophy and Objectives

In order to recruit, retain and appropriately incentivize the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that not only is competitive in our market but that also provides our Compensation Committee with the flexibility to determine incentive compensation using a common sense approach. Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value.

Our board and Compensation Committee have found that people do what you incentivize them to do. We believe that it is of paramount importance to be careful when setting absolute incentive compensation goals. Instead, our Compensation Committee is thoughtful about the objective performance measures it uses to incentivize executive officers and, when determining the incentive compensation of each executive, our Compensation Committee considers all available information, including the company’s overall performance.

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The Compensation Committee believes that executive compensation packages should include cash, annual short-term cash incentives and long-term equity based incentives that reward performance as measured against established company, business unit and individual goals. These goals may include any number of criteria and may be unique to the particular executive officer based upon his or her duties, but the criteria typically include net income, asset growth and deposit growth and contain a credit quality component, in addition to considering such executive officer’s personal production. Above all though, the Compensation Committee endeavors to use a common sense approach when determining incentive compensation and establishing incentive goals. To our Compensation Committee, a “common sense approach” means maintaining a compensation program that adapts to the circumstances and performance of each executive officer, considers the performance in the area of responsibility of such officer, including the achievement of established performance measures, and takes into account the company’s overall performance.

Additionally, the Compensation Committee believes that we should offer competitive benefit plans, including health insurance and a 401(k) plan. We also have entered into change in control agreements that apply to particular circumstances where we believe it is important to ensure the retention of certain key executives during the critical period immediately preceding a change in control, if and when applicable.

The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract, retain and properly incentivize superior employees in key positions and that compensation provided to the named executive officers and other officers remains competitive relative to the compensation paid to similarly situated executives of our peers. Although our Compensation Committee has not designated a specific peer group for this purpose, it relies on general information about similarly sized financial institutions in similar markets. In addition, the Compensation Committee retains compensation consultants from time to time in order to obtain detailed comparisons of our executive compensation as compared to our similarly sized competitors. The Compensation Committee did not retain a compensation consultant during 2015, but it plans to retain compensation consultants again in future years.

All of our named executive officers received stock options and were encouraged to purchase our stock when they joined the company. We want each of our executive officers to think like a stockholder, which means we want all of our executive officers to be substantial stockholders so that their interests are aligned with those of our other stockholders.

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has two basic objectives:

•	to attract, retain and motivate our executive officers by fairly compensating them, which includes rewarding executives upon the achievement of measurable company, business unit and individual performance goals; and
•	to align each executive’s interests with the creation of stockholder value — that is, we want our executives to be “long our stock” rather than “long a paycheck.”

Elements of our Compensation Program

Base salary:  This element is intended to directly reflect an executive’s job responsibilities and his or her value to us. We also use this element to attract and retain our executives and, to some extent, acknowledge each executive’s individual efforts in furthering our strategic goals.

Annual short-term cash incentives:  This annual cash incentive is one of the performance-based elements of our compensation. It is intended to motivate our executives and to provide a current reward for short-term (annual) measurable performance.

Equity-based incentives:  The grant of stock options and/or other equity-based incentive compensation is the method we use to align the interests of our named executive officers with the interests of our stockholders, which is another element of performance-based compensation.

Perquisites and benefits:  These benefits and plans are intended to attract and retain qualified executives, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings. We believe that, to a limited degree, these programs tend to reward long-term service or loyalty to us.

Change in control agreements:  These agreements, or comparable provisions in an employment or similar agreement, provide a form of severance payable in the event we are the subject of a change in control. They are primarily intended to align the interests of our executives with our stockholders by providing for a secure financial transition in the event of termination in connection with a change in control.

16    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

General Compensation Policies

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance.  The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the company’s performance measured against both financial and non-financial goals and objectives.

Incentive compensation should represent a portion of an executive officer’s total compensation.  The Compensation Committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive.  The Compensation Committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The Compensation Committee believes that competitive compensation enhances our ability to attract and retain executive officers.

Incentive compensation should balance short-term and long-term performance.  The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers generally will be provided both short- and long-term incentives. Prior to 2009, we provided our executive officers, non-employee directors and employees with the means to become stockholders and to share accretion in value with our external stockholders through our 2005 Amended and Restated Stock Incentive Plan. In 2009, we continued that process through the adoption and approval by our stockholders of our 2009 Stock Incentive Plan, which was amended and restated in 2014. The Compensation Committee does not make automatic equity grants each fiscal year, preferring instead to utilize such grants on an as-needed basis to provide additional long-term incentives. Such equity long-term incentives historically have not vested immediately, but rather require the officers and directors that receive such grants to earn them over a period of years with the company.

The Compensation Committee does not use a specific formula to determine the amount allocated to each element of compensation. Instead, the Compensation Committee analyzes the total compensation paid to each executive and makes individual compensation decisions as to the mixture between base salary, annual short-term cash incentives and equity-based incentives. To date, in determining the amount or mixture of compensation to be paid to any executive, the Compensation Committee has not considered any severance payment to be paid under an employment agreement or change in control agreement or any equity-based incentives previously awarded. Further, because of the significant stock ownership of all but one of our named executive officers, the Compensation Committee has not adopted any specific stock ownership or holding guidelines that would affect such determinations.

For fiscal year 2015, an average of 37.14% of our named executive officers’ compensation was in annual short-term cash incentives which, as described below, are largely performance-based awards. With the exception of Mr. Broughton, none of our named executive officers’ compensation was in long-term equity-based incentives or stock options. The following table illustrates the percentage of each named executive officer’s total compensation, as reported in the “Summary Compensation Table” below, related to base salary, annual short-term cash incentives and long-term equity-based incentives:

	Percentage of Total Compensation (Fiscal Year 2015)
Named Executive Officer	Annual Base Salary	Annual Short Term Cash Incentives	Equity-Based Incentives		Perquisites and Benefits
Thomas A. Broughton III, Principal Executive Officer (“PEO”)	35.86%	45.42%	13.04	%(1)	5.69%
William M. Foshee, Principal Financial Officer (“PFO”)	57.73%	35.35%	0%		6.92%
Clarence C. Pouncey III	58.97%	35.38%	0%		5.65%
Rodney E. Rushing	62.01%	31.00%	0%		6.99%
Don G. Owens	70.17%	20.91%	0%		8.92%

(1)	The amount in this column reflects the aggregate grant date fair value under FASB ASC Topic 718 of awards made during fiscal year 2015.

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Chief Executive Officer Compensation

The compensation of Thomas A. Broughton III, our President and Chief Executive Officer, is discussed throughout the following paragraphs. The Compensation Committee establishes Mr. Broughton’s compensation package each year with the intent of providing compensation designed to retain Mr. Broughton’s services and motivate him to perform to the best of his abilities. Mr. Broughton’s 2015 base salary and incentive compensation reflect the Compensation Committee’s and our board’s determination of the total compensation package necessary to meet this objective.

Annual Base Salary

The Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility.

For the year ended December 31, 2015, the Compensation Committee increased the base salaries of our named executive officers as follows:

•	CEO: To $375,000 from $350,000, an increase of 7.14%;
•	CFO: To $245,000 from $230,000, an increase of 6.52%;
•	COO: To $275,000 from $263,000, an increase of 4.56%;
•	Executive for Correspondent Banking: To $260,000 from $245,000, an increase of 6.12%; and
•	CCO: To $194,688, from $187,200, an increase of 4.00%.

None of our named executive officers have employment agreements. See “Potential Payments Upon Termination or Change in Control” below for a more detailed discussion.

Annual Short-Term Cash Incentive Compensation

For the year ended December 31, 2015, the Compensation Committee relied on various performance measurements for defining executive officer cash incentive compensation for the named executive officers which included, among others, our net income, asset growth and loan growth, the executive’s individual production and our asset quality. Each of the performance measurements was applied and determined at the discretion of the Compensation Committee. The potential award level for Mr. Broughton is purely discretionary, but the potential cash award level for each of our other named executive officers is generally limited to 50% of their respective base salaries. The Compensation Committee also has discretionary authority to establish “stretch” performance goals for individual officers, potentially allowing for cash incentive compensation in excess of 50% of an officer’s base salary. In 2015, the Committee established such “stretch” goals for Messrs. Foshee, Pouncey and Rushing, meaning that each of such officers had the opportunity to earn cash incentive compensation of 60% of their respective base salaries. Mr. Owens has “stretch” performance goals that would potentially allow for cash incentive compensation of 30% of his base salary. We do not have any contractual obligations to provide the opportunity to earn specified levels of cash incentive compensation or to limit cash incentive compensation to a specified percentage, and thus such determination is entirely within the discretion of the Compensation Committee. The Compensation Committee makes a determination of awards based on the information available to it at the time the award is made. As discussed in more detail in “Corporate Governance — Other Governance Practices — Incentive Compensation Clawback Policy,” our board adopted a Clawback Policy to recover awards or payments if the relevant company performance measures upon which they are based are restated in a manner that would reduce the size of an award or payment.

18    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Many of the measurable performance factors for each of our named executive officers other than Mr. Broughton, as well as actual 2015 results, are listed in the table below:

Name	Performance Factor	Threshold	Target	Maximum	2015 Actual
		($ in thousands)
Foshee	Company Net Income	$54,000	$57,970	$59,950	$63,260
Pouncey	Company Net Income	$54,000	$57,970	$59,950	$63,260
	NPAs & ORE/Loans less than:	1%	1%	1%	Less than 1%
	Watchlist Loans/Loans <5% at 12/31/15	5%	5%	5%	Less than 5%
Rushing	Correspondent Banking New Credit Card Accounts	1,300	1700	2000	2,296
	Correspondent Banking Loan Growth	$30,000	$40,000	$50,000	$11,742
	Correspondent Banking Deposit Growth	$35,000	$55,000	$70,000	$48,192
	Correspondent Banking Federal Funds Growth	$25,000	$35,000	$60,000	$88,045
Owens	Classified Items Coverage Ratio/Tier 1 Capital and ALLL	<18%	<14%	<10%	7.49%
	Nonperforming Assets/Total Loans and OREO	<.80%	<.70%	<.60%	0.31%
	Net Credit Expenses	<.20%	<.18%	<.14%	0.16%
	Compliance Goals	Satisfactory	Satisfactory	Satisfactory	Satisfactory
	Average Loan Growth	$466,000	$652,000	$932,000	$768,963

Although the achievement of any of the specific and objective numerical targets set by the Compensation Committee does not alone ensure an incentive compensation award, the Compensation Committee believed that, based upon our overall performance and the specific individual performance levels of our named executive officers, it was appropriate to provide significant cash incentive bonuses to all of our named executive officers for 2015. Accordingly, for the year ended December 31, 2015 and based upon the attainment of the specific objective numerical targets, our overall performance and such officers’ individual performance for 2015, the Compensation Committee awarded the cash incentive compensation set forth in the table below.

The table below details, for each named executive officer, the range of cash incentive compensation each was eligible to earn (expressed as a percentage of base salary), cash incentive compensation paid as a percentage of base salary and cash incentive compensation paid for 2015 performance.

Name	2015 Incentive Range (%)	2015 Incentive as a Percentage of Base Salary (%)		2015 Incentive Paid ($)
Thomas A. Broughton III	None	126.67%		$475,000
William M. Foshee	0% – 60%	61.22	%(1)	$150,000
Clarence C. Pouncey III	0% – 60%	60.00%		$165,000
Rodney E. Rushing	0% – 60%	50.00%		$130,000
Don G. Owens	0% – 30%	29.79%		$58,000

(1)	Approving an incentive bonus in excess of an executive officer’s “stretch” goal is within the discretion of the Compensation Committee.

Equity-Based Incentive Compensation

In general, we have granted stock options to our executive officers only in connection with their initial hiring, but with vesting schedules designed to enhance their retention and align their interests with those of our stockholders. These stock options generally vest fully within seven years from their date of grant, with many grants not beginning to vest until three years following their date of grant. However, in recognition of the contributions made by our Chief Executive Officer, Mr. Broughton has received both stock options and restricted stock awards from time to time. Mr. Foshee, our Chief Financial Officer, has also received additional stock option grants since his initial hiring. None of our named executive officers, other than Mr. Broughton, received grants of stock-based awards during the year ended December 31, 2015. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” for a detailed description of the vesting schedules of each of the options granted to the named executive officers that were outstanding at December 31, 2015.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    19

Our Stock Incentive Plans allow for the accelerated vesting of equity awards in the event of a change in control. In general, under these Plans a “change in control” means a reorganization, merger or consolidation of the company or the bank with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Severance and Change in Control

We do not have an employment or other agreement with Messrs. Broughton, Rushing or Owens that would require us to pay them severance payments upon termination of employment. We have entered into change in control agreements with Mr. Foshee and Mr. Pouncey. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” for more information.

Key Policies and Supplemental Information

Robust Clawback Policy:  In the event the company is required to restate financial results, the Compensation Committee may adjust future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers.

Significant Executive Investment in Company Stock:  Long-term stock ownership is deeply engrained in our culture, and it reflects our board’s strong commitment to the company’s success. For more information, see “Corporate Governance — Other Governance Practices — Stock Ownership of Board and Executives.”

Restrictions on Hedging or Pledging Company Stock:  Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They also are prohibited from pledging company stock as security for loans without approval from our Insider Trading Compliance Officer.

Compensation Committee Report

The Compensation Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the company for the year ended December 31, 2015 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required company filings with the SEC, including the Proxy Statement for the 2016 Annual Meeting of Stockholders.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C. V. Smith, Chairman
J. Richard Cashio
James J. Filler

20    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the bank to our named executive officers:

Name and Principal Position Held (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards(1) (f)	Non-Equity Incentive Plan Comp (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (h)	All Other Compensation (i)		Total (j)
		($)	($)	($)	($)	($)	($)	($)		($)
Thomas A. Broughton III President and Chief Executive Officer	2015	375,000	475,000	—	136,325	—	—	59,486	(2)	1,045,811
	2014	350,000	375,000	—	—	—	—	59,030		784,030
	2013	315,000	325,000	—	—	—	—	57,080		697,080
Clarence C. Pouncey III EVP and Chief Operating Officer	2015	275,000	165,000	—	—	—	—	26,358	(3)	466,358
	2014	263,000	157,800	—	—	—	—	25,390		446,190
	2013	255,000	90,000	—	—	—	—	24,587		369,587
William M. Foshee EVP and Chief Financial Officer	2015	245,000	150,000	—	—	—	—	29,355	(4)	424,355
	2014	230,000	138,000	—	—	—	—	23,521		391,521
	2013	220,000	121,000	—	—	—	—	19,996		360,996
Rodney E. Rushing EVP and Executive for Correspondent Banking	2015	260,000	130,000	—	—	—	—	29,291	(5)	419,291
	2014	245,000	147,000	—	—	—	—	27,785		419,785
Don G. Owens SVP and Chief Credit Officer	2015	194,688	58,000	—	—	—	—	24,755	(6)	277,443
	2014	187,200	46,612	—	—	—	—	21,865		255,677

(1)	The amount in this column reflects the aggregate grant date fair value under FASB ASC Topic 718 of awards made during the applicable year.
(2)	All Other Compensation for 2015 includes car allowance ($9,000), director’s fees ($22,200), country club allowance ($7,738), healthcare premiums ($8,562), matching contributions to 401(k) plan ($10,600) and group life and long-term disability insurance premiums ($1,386). Mr. Broughton’s spouse travels with him on business trips using the company aircraft from time to time. The company has determined that Mrs. Broughton’s travel results in no additional incremental cost to the company.
(3)	All Other Compensation for 2015 includes car allowance ($9,000), country club allowance ($7,498), group life and long-term disability insurance premiums ($1,299) and healthcare premiums ($8,562).
(4)	All Other Compensation for 2015 includes car allowance ($9,000), matching contributions to 401(k) plan ($10,600), healthcare premiums ($8,562) and group life and long-term disability insurance premiums ($1,194).
(5)	All Other Compensation for 2015 includes car allowance ($9,000), healthcare premiums ($8,562), matching contributions to 401(k) plan ($9,825), group life and long-term disability insurance premiums ($1,246) and club dues ($658).
(6)	All Other Compensation for 2015 includes car allowance ($5,400), healthcare premiums ($8,562), matching contributions to 401(k) plan ($9,776) and group life and long-term disability insurance premiums ($1,017).

Grants of Plan-Based Awards for Fiscal 2015

The table below sets forth information regarding grants of plan-based awards to our named executive officers during 2015, all of which were granted under our 2009 Amended and Restated Stock Incentive Plan:

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards (k)	Grant Date Fair Value (l)
		(#)	(#)	($/Sh)	($)
Thomas A. Broughton III (PEO)	1/20/2015	—	10,000	30.17	73,600
	6/15/2015	—	6,500	37.14	62,725

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    21

Outstanding Equity Awards at 2015 Fiscal Year-End

The below table details all outstanding equity awards as of December 31, 2015. Equity awards identified below that were issued prior to March 22, 2011 were granted under our 2005 Amended and Restated Stock Incentive Plan and all other equity awards identified below were granted under our 2009 Amended and Restated Stock Incentive Plan.

	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised options (#) Exercisable (b)	Number of Securities underlying unexercised options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Thomas A. Broughton III (CEO)(1)	—	33,000	—	$8.33	1/19/2021
	—	30,000	—	$10.00	11/28/2021
	—	10,000	—	$30.17	01/20/2025
	—	6,500	—	$37.14	06/15/2023
William M. Foshee (CFO)(2)	15,000	—	—	$8.33	2/15/2020
	7,500	—	—	$8.33	1/19/2021
	—	7,500	—	$10.00	2/21/2022
Clarence C. Pouncey III	—	—	—	—	—
Rodney E. Rushing(3)	—	105,000	—	$10.00	03/21/2021
	—	7,500	—	$13.83	02/10/2024
Don G. Owens(4)	—	3,000	—	$10.00	10/31/2022

(1)	The option to purchase 33,000 shares at $8.33 per share granted to Mr. Broughton on January 19, 2011 vested in full on January 19, 2016. Mr. Broughton has since exercised his option to acquire such shares. The option to purchase 30,000 shares at $10.00 per share granted to Mr. Broughton on November 28, 2011 vests 100% on November 28, 2016. The option to purchase 10,000 shares at $30.17 per share granted to Mr. Broughton on January 20, 2015 vests 100% on January 20, 2020. The option to purchase 6,500 shares at $37.14 granted to Mr. Broughton on June 15, 2015 vests 100% on June 15, 2018. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(2)	The option to purchase 15,000 shares at $8.33 per share was granted to Mr. Foshee on February 16, 2010, of which 3,000 shares vested on February 16, 2014 and 12,000 shares vested on February 16, 2015. The option to purchase 7,500 shares at $8.33 per share granted to Mr. Foshee on January 19, 2011 vested in a lump sum on January 19, 2016. The option to purchase 7,500 shares at $10.00 per share granted to Mr. Foshee on February 21, 2012 vests in a lump sum on February 21, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(3)	The option to purchase 105,000 shares at $10.00 per share granted to Mr. Rushing on March 21, 2011 vests 100% on March 21, 2016. The option to purchase 7,500 shares at $13.83 per share granted to Mr. Rushing on February 10, 2014 vests 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(4)	The option to purchase 3,000 shares at $10.00 per share granted to Mr. Owens on October 31, 2012 vests 100% on October 31, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

22    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Option Exercises and Stock Vested for Fiscal 2015

The following table sets forth information regarding option exercises by and restricted stock vesting for our named executive officers during 2015:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Thomas A. Broughton III	—	—	—	—
William M. Foshee	—	—	—	—
Clarence C. Pouncey III(1)	150,000	$4,236,500	—	—
Rodney E. Rushing	—	—	—	—
Don G. Owens	—	—	—	—

(1)	Mr. Pouncey exercised options for 150,000 shares at a price of approximately $3.67 per share. Based upon a value of $31.91 per share, the closing price of the company’s common stock on the date of exercise, the value realized by Mr. Pouncey on the exercise of such options was $4,236,500.

Pension Benefits

The company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the company’s 401(k) plan.

Nonqualified Deferred Compensation Plans

The company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

Potential Payments Upon Termination or Change in Control

Change in Control Agreements

We have two change in control severance agreements with named executive officers, William M. Foshee and Clarence C. Pouncey III. Each of these change in control agreements was originally entered into with the bank in 2005, but each has been amended and restated to apply to a change in control of the company as well as the bank.

Messrs. Foshee and Pouncey’s agreements generally provide for a lump sum payment (equal to two times annual base salary for Mr. Foshee and one times annual base salary for Mr. Pouncey) in the event of the termination of their respective employment by the bank or the company, other than for “cause” or upon death, disability or attainment of normal retirement date, or by the employee in certain specific instances, in each case if such termination occurs within 24 months after a change in control. These agreements are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs. The size of each benefit was set through arm’s-length negotiations with each individual upon his employment and consistent with general industry standards. Each of these agreements was approved by the board of directors of the bank and the company.

The term “change in control” is defined in these change in control agreements as any of the following events:

•	a merger, consolidation or other corporate reorganization (other than a holding company reorganization) involving either the company or the bank in which we do not survive, or if we survive, our stockholders before such transaction do not own more than 50% of, respectively, (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    23

•	the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a change in control: (i) any acquisition by us, by any of our subsidiaries, or by any employee benefit plan (or related trust) of us or our subsidiaries, or (ii) any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition;
•	individuals who, as of the effective date of the change in control agreement, constituted our board of directors cease for any reason to constitute at least a majority of our board of directors, except as otherwise provided in the agreement; or
•	approval by our stockholders of: (i) our or the bank’s complete liquidation or dissolution, or (ii) the sale or other disposition of all or substantially all our assets, other than to an entity with respect to which immediately following such sale or other disposition, more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

Notwithstanding the foregoing, if Section 409A of the Internal Revenue Code would apply to any payment or right arising under the change in control agreements as a result of a change in control as described above, then with respect to such right or payment the only events that would constitute a change in control will be deemed to be those events that would constitute a change in the ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company in accordance with Section 409A.

The change in control payments are due in the event that we terminate Mr. Foshee or Mr. Pouncey without “cause” (as defined in the change in control agreement) any time within two years after a change in control. In addition, the change in control payment is triggered in the event that Mr. Foshee or Mr. Pouncey terminates his employment any time within two years after a change in control for any of the following reasons: (i) he is assigned to duties or responsibilities that are materially inconsistent with his position, duties, responsibilities or status immediately preceding such change in control, or a change in his reporting responsibilities or titles in effect at such time resulting in a reduction of his responsibilities or position; (ii) the reduction of his base salary or, to the extent such has been established by the board of directors or its Compensation Committee, target bonus (including any deferred portions thereof) or substantial reduction in his level of benefits or supplemental compensation from those in effect immediately preceding such change in control; or (iii) his transfer to a location requiring a change in residence or a material increase in the amount of travel normally required of him in connection with his employment.

In addition to the cash payments set forth in the change in control agreements, any stock options and restricted stock awards granted to the affected employee will immediately vest upon a change in control.

24    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Estimated Payments upon a Termination or Change in Control

Under the agreements, Mr. Foshee is entitled to a change in control payment equal to two times his annual base salary at the time of the change in control and Mr. Pouncey is entitled to a change in control payment equal to one times his annual base salary at the time of the change in control. Assuming that we had a change in control as of December 31, 2015, as defined in both the change in control agreements above, and assuming further that each of the requisite triggering events had occurred as of such date, we estimate that the following officers would receive the following benefits in a lump sum payment within 30 days of their respective termination:

	Pouncy	Foshee
Cash Payment	$275,000	$490,000

Furthermore, assuming we had a change in control as of December 31, 2015, as defined in either of our stock incentive plans, and further assuming that the value of the stock as of that date was $47.53 per share (the closing price on such date), then each of the named executive officers would become immediately vested in their unvested stock options as of such date. The following table contains a schedule of unvested stock options that would vest upon a change in control and the value of such unvested options based upon the difference between $47.53 per share and their respective exercise prices per share:

Name	Shares Represented by Unvested Options (#)	Value of Unvested Options ($)
Broughton	79,500(1)	$2,660,635
Pouncey	—	—
Foshee	7,500	$281,475
Rushing	112,500(2)	$4,193,400
Owens	3,000	$112,590

(1)	Includes an option to purchase 33,000 shares at $8.33 per share granted to Mr. Broughton on January 19, 2011, which vested January 19, 2016 but which had not vested as of December 31, 2015. Mr. Broughton exercised his option to acquire such shares on January 19, 2016. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.
(2)	Includes an option to purchase 105,000 shares at $10.00 per share granted to Mr. Rushing on March 21, 2011, which vests on March 21, 2016. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    25

PROPOSAL 3: RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

As previously reported on Form 8-K filed with the SEC on June 24, 2014 (“Current Report”), the audit committee dismissed KPMG LLP as the company’s independent registered public accounting firm on June 18, 2014. During the interim period from January 1, 2014 through June 18, 2014: (i) there had been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) KPMG did not advise the company of any “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the financial statements of the company as of and for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The company provided to KPMG the disclosure contained in the Current Report and requested KPMG furnish a letter addressed to the SEC stating whether it agreed with the statements contained therein and, if not, stating the respects in which it did not agree. A copy of KPMG LLP’s letter, dated June 24, 2014, was filed as Exhibit 16.1 to the Current Report.

On June 18, 2014, the board of directors ratified and approved the company’s engagement of Dixon Hughes Goodman LLP as independent auditors for the company and its subsidiaries.

Subject to the ratification by our stockholders, our board of directors intends to engage Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The submission of this matter for ratification by stockholders is not legally required; however, our board of directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the directors on an important issue of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of Dixon Hughes Goodman LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the board of directors.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of Dixon Hughes Goodman LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2016.

Independent Registered Public Accounting Firm

Our consolidated balance sheet as of December 31, 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2015 have been audited by Dixon Hughes Goodman LLP, our independent registered public accounting firm, as stated in their report appearing in our 2015 Annual Report on Form 10-K. Dixon Hughes Goodman LLP was initially engaged as our independent registered public accounting firm on June 18, 2014. Representatives of Dixon Hughes Goodman LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s charter provides that the Audit Committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Dixon Hughes Goodman LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2015. One hundred percent of the fees set forth below were pre-approved by the Audit Committee.

26    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

Dixon Hughes Goodman LLP

	2015		2014
(1) Audit fees	$467,008	(1)	$216,160	(1)
(2) Audit-related fees	$67,500	(2)	$8,500	(4)
(3) Tax fees	$53,400	(3)	$10,000	(3)
(4) All other fees	$0		$0

(1)	Consists of fees incurred in connection with the audit of the Company’s financial statements and with the review of quarterly financial statements.
(2)	Consists of fees incurred in connection with the Company’s acquisition of Metro Bancshares, Inc., the filing of the Company’s shelf registration statement on Form S-3 and the Company’s subordinated debt sale.
(3)	Consists of fees incurred in connection with tax return filings of subsidiaries (2015 and 2014) and tax returns attributable to the Company’s acquisition of Metro Bancshares, Inc. (2015).
(4)	Consists of fees incurred in connection with the review of the registration statement filed with the SEC on Form S-4, as amended, on November 24, 2014.

KPMG LLP

	2015		2014
(1) Audit fees	$0		$166,686
(2) Audit-related fees	$25,000	(1)	$50,000	(1)
(3) Tax fees	$0		$0
(4) All other fees	$0		$0

(1)	Consists of fees incurred in connection with the review of, and consent to the incorporation of Financial Statements in, the registration statements on Form S-8 and Form S-4, as amended, filed with the SEC on June 17, 2014 and November 24, 2014, respectively.

Audit Committee Report

The Audit Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the company and its subsidiary, ServisFirst Bank, with management of the company and Dixon Hughes Goodman LLP, independent registered public accountants for the company for the year ended December 31, 2015. Management represented to the Audit Committee that the company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has discussed with Dixon Hughes Goodman LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” The Audit Committee has received the written disclosures and confirming letter from Dixon Hughes Goodman LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and in compliance with PCAOB Rule 3520, and has discussed with Dixon Hughes Goodman LLP their independence from the company.

Based on these reviews and discussions with management of the company and Dixon Hughes Goodman LLP referred to above, the Audit Committee has recommended to our board of directors that the audited consolidated financial statements of the company and its subsidiaries for the fiscal year ended December 31, 2015 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:
Michael D. Fuller, Chairman
J. Richard Cashio
Stanley M. Brock

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    27

PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

On January 25, 2016, our board of directors approved an amendment to Article IV, Section 4.1 of our Certificate of Incorporation, as amended, to increase the number of shares of authorized common stock of the company from 50 million to 100 million. The approval by the board is subject to the approval of such amendment by the holders of a majority of the issued and outstanding shares of our common stock. A copy of the proposed amendment is attached to this Proxy Statement as Annex A.

Increase in Number of Shares of Authorized Common Stock

The board of directors recommends that the stockholders approve the proposed amendment because it considers such amendment to be in the best long-term and short-term interests of the company, its stockholders and its other constituencies. The proposed increase in the number of shares of authorized common stock will ensure that a sufficient number of shares will be available, if needed, for issuance in connection with any possible future transactions approved by the board of directors, which could include, among other things, stock splits, stock dividends, stock incentive plans, acquisitions and other corporate purposes.

The board of directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special stockholders’ meeting (except as may be required by applicable law or regulatory authorities) will be beneficial to the company by providing it with the flexibility to consider and respond to future business opportunities and other business needs as they arise. The availability of such additional shares will also enable us to act promptly when the board of directors determines that the issuance of additional shares of common stock, including in the form of a stock dividend or for issuance in connection with an acquisition, is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares currently outstanding.

We do not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any additional shares of our common stock that would be authorized upon approval of the proposed amendment. However, as described below, as a result of our three-for-one stock split in the form of a stock dividend that occurred on July 16, 2014, currently we do not have sufficient authorized but unissued shares to effect a two-for-one stock split in the form of a stock dividend. If the proposed amendment is not approved, our flexibility to pursue such a stock split and any potential future transactions and compensation arrangements involving our stock will be limited.

Under our Certificate of Incorporation, we currently have authority to issue 50 million shares of common stock, par value $.001 per share, of which 26,147,198 shares were issued and outstanding as of February 29, 2016. In addition, as of such date, approximately 1,996,010 shares were reserved for issuance under our incentive compensation plans, under which options to purchase a total of 1,178,417 shares were outstanding. After giving effect to such reserved shares, approximately 20,678,375 shares were available for issuance on such date.

There are no preemptive rights with respect to our common stock.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Adoption of the Amendment to the Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 50 Million to 100 Million.

28    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

GENERAL INFORMATION

Other Business

As of the date of this Proxy Statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

Questions and Answers About the 2016 Annual Meeting and Voting

What is a proxy?

It is your legal designation of another person to vote the stock you own. The person so designated is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. We have designated Thomas A. Broughton III and William M. Foshee (the “management proxies”) as proxies for the 2016 Annual Meeting of Stockholders.

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of six directors; (2) an advisory vote on our executive compensation; (3) the ratification of Dixon Hughes Goodman LLP as our independent public accounting firm for the year ending December 31, 2016; (4) an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million; and (5) such other business as may properly come before the Annual Meeting. Our board of directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How do I receive a printed copy of proxy materials?

To request a printed copy of the proxy materials, please call 1-866-641-4276, visit www.investorvote.com/SFBS or email investorvote@computershare.com with “Proxy Materials ServisFirst Bancshares, Inc.” in the subject line. To make your request, you will need the 15-digit control number printed on your Notice of Internet Availability of Proxy Materials or proxy card.

Who is entitled to vote?

Stockholders of record at the close of business on March 7, 2016, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. As of the record date, 26,148,698 shares of our common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

How do I vote?

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (held in “street name”), you are a beneficial owner and you should follow the voting directions provided by your broker or nominee:

•	You may complete and mail a voting instruction form to your broker or nominee.
•	If your broker allows, you may submit voting instructions by telephone or the Internet.
•	You may use a mobile device, scanning the QR barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.
•	You may cast your vote in person at the 2016 Annual Meeting, but you must request a legal proxy from your broker or nominee and bring it to the Annual Meeting.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    29

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you are a “stockholder of record” and may vote using any of the following methods:

•	By going to the website www.investorvote.com/SFBS and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 15-digit control number printed therein. You may also access instructions for telephone voting on the website.
•	By using your mobile device to scan the QR barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.
•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card in the prepaid return envelope, or if you reside in the United States or Canada, by dialing 1-800-662-8683 and following the instructions for telephone voting provided by the recorded message at that number. You will need your 15-digit control number printed on your proxy card.
•	By casting your vote in person at the 2016 Annual Meeting.

What if I change my mind after I vote my shares?

You can revoke or change your proxy at any time before it is voted at the 2016 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s or another nominee’s name (“street name”), you may revoke or change your vote:

•	Via telephone or Internet, using the voting directions provided by your broker or nominee; or
•	By casting your vote in person at the 2016 Annual Meeting, but you must present a legal proxy at the Annual Meeting.

If you are a registered stockholder, you may revoke or change your vote by:

•	Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;
•	Notifying our Secretary, William M. Foshee, in writing;
•	Sending another executed proxy card dated later than the first proxy card; or
•	Voting in person at the 2016 Annual Meeting. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request.

How many shares must be present to hold the 2016 Annual Meeting?

More than one-half of the Company’s outstanding common stock as of the record date must be represented at the 2016 Annual Meeting in person or by proxy in order to hold the Annual Meeting. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting;
•	Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or
•	Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

As of the record date, 26,148,698 shares of our common stock, $0.001 par value per share, held by 744 stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How many votes are needed to approve each item?

Directors are elected by a plurality of the votes cast. A “plurality vote” means that the winning candidate only needs to get more votes than a competing candidate. If a director runs unopposed, he or she only needs one vote to be elected.

Any other matter that may properly come before the Annual Meeting must be approved by the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the Annual Meeting.

What is the effect of an “abstain” vote or a “broker non-vote” on the proposals?

Under the General Corporation Law of the State of Delaware, an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

30    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter. The election of directors and the advisory vote on executive compensation are not matters on which a broker may vote without your instructions. However, the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm is a routine matter, and brokers who do not receive instructions from you on how to vote on that matter generally may vote on that matter in their discretion.

Why did I receive a “Notice Regarding the Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 21, 2016, we mailed a “Notice Regarding the Availability of Proxy Materials” to stockholders, containing instructions on how to access the proxy materials on the Internet.

What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote in favor of: (1) the election of the six nominees for the board of directors, as more fully described in Proposal 1; (2) an advisory vote approving our executive compensation, as more fully described in Proposal 2; (3) the ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2016, as more fully described in Proposal 3; and (4) an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million, as more fully described in Proposal 4.

If you timely submit voting instructions by telephone or by Internet, or if your proxy card is properly executed and received in time for voting, and not revoked, your shares will be voted in accordance with your instructions. In the absence of any instructions or directions to the contrary on any proposal on a proxy card, the management proxies will vote all shares of common stock for which such proxy cards have been received in favor of the approval of the above proposals for which no instructions were indicated.

Our board of directors does not know of any matters other than the above proposals that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting, the management proxies will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the management proxies will have discretionary authority to vote with respect to the following matters that may come before the Annual Meeting: (i) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (ii) any proposal omitted from the Proxy Statement and form of proxy pursuant to Rules 14a-8 and 14a-9 under the Exchange Act; and (iii) matters incident to the conduct of the Annual Meeting. In connection with such matters, the management proxies will vote in accordance with their best judgment.

Who pays for this proxy solicitation?

We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and, as applicable, mailing the Notice of the Annual Meeting, Proxy Statement, proxy card and our Annual Report to Stockholders for the year ended December 31, 2015, as well as handling and tabulating the proxies returned. In addition, proxies may be solicited by directors, officers and regular employees of the company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

Who can help answer your questions?

If you have questions about the Annual Meeting, you should contact our Secretary, William M. Foshee, 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209, telephone (205) 949-0307.

Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 (including a list briefly describing the exhibits thereto), as filed with the SEC (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on March 7, 2016, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    31

Stockholder Proposals

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders must provide the company with a written copy of that proposal by no later than November 23, 2016, which is 120 days before the first anniversary of the date on which the company’s proxy materials for the 2016 Annual Meeting were first made available to stockholders. However, if the date of our Annual Meeting in 2017 changes by more than 30 days from the date of our 2016 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2017 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

If a stockholder desires to bring other business before the 2017 Annual Meeting without including such proposal in the company’s proxy statement, the stockholder must notify the company in writing on or before February 6, 2017.

Our CG&N Committee will consider nominees for election to our board of directors. See “Corporate Governance — Board Committees and Their Functions — Corporate Governance and Nominations Committee” for details to be included in any such nomination. Nominations should be submitted in a timely manner in care of our Chief Financial Officer.

Solicitation of Proxies

Our board of directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Thursday, May 5, 2016, at 11:00 a.m., Central Daylight Time, at the Linn-Henley Lecture Hall at the Birmingham Botanical Gardens, 2612 Lane Park Road, Birmingham, Alabama 35223. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card are being made available on or about March 21, 2016 to our stockholders of record as of the close of business on March 7, 2016, the record date for the Annual Meeting.

Our corporate headquarters is located at 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

By Order of the Board of Directors

SERVISFIRST BANCSHARES, INC.

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 21, 2016

32    SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

ANNEX A

PROPOSED AMENDMENT TO ARTICLE IV, SECTION 4.1 OF THE CERTIFICATE OF INCORPORATION OF SERVISFIRST BANCSHARES, INC., AS APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 25, 2016

RESOLVED, that, the first paragraph of Article IV, Section 4.1 of the Certificate of Incorporation of the Corporation shall be amended to read as follows:

    Section 4.1 Authorization of Capital.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be One Hundred One Million (101,000,000) shares, comprising One Hundred Million (100,000,000) shares of Common Stock, with a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share, as the Board of Directors may decide to issue pursuant to Section 4.3, which constitutes a total authorized capital of all classes of capital stock of One Hundred One Thousand Dollars ($101,000.00).

SERVISFIRST BANCSHARES, INC. – Notice of 2016 Annual Meeting of Stockholders and Proxy Statement    A-1

Servis1st Bank

OUR NAME IS OUR MISSION.

IMPORTANT ANNUAL MEETING INFORMATION

000004

C 1234567890

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet

- Go to **www.investorvote.com/SFBS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Annual Report on Form 10-K for the year ended December 31, 2015 are available to shareholders at:

www.investorvote.com/SFBS

Easy Online Access — A Convenient Way to Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/SFBS**.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 25, 2016 to facilitate timely delivery.

C O Y

003SSP003F 029UCE

Stockholder Meeting Notice

ServisFirst Bancshares, Inc.'s Annual Meeting of Stockholders will be held on Thursday, May 5, 2016 at The Birmingham Botanical Gardens, Linn-Henley Lecture Hall, 2612 Lane Park Road, Birmingham, Alabama 35223 at 11:00 a.m. Central Time.

Directions to the Annual Meeting location are available at www.investorvote.com/SFBS

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that the stockholders vote "FOR" Proposals 1, 2, 3 and 4:

1. To elect the following persons to serve as directors for a one-year term until the 2017 Annual Meeting:
   01 Thomas A. Broughton III, 02 Stanley M. Brock, 03 J. Richard Cashio, 04 James J. Filler, 05 Michael D. Fuller, 06 Hatton C.V. Smith
2. To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.
3. To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2016.
4. To amend our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/SFBS.** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials ServisFirst Bancshare, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 25, 2016.

029UCE

Servis 1st Bank

OUR NAME IS OUR MISSION.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2016.

Vote by Internet

- Go to **www.investorvote.com/SFBS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. **Proposal 1:** To elect the following persons to serve as directors for a one-year term until the 2017 Annual Meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - Stanley M. Brock	☐	☐	03 - J. Richard Cashio	☐	☐
04 - James J. Filler	☐	☐	05 - Michael D. Fuller	☐	☐	06 - Hatton C.V. Smith	☐	☐

	For	Against	Abstain
2. **Proposal 2:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. **Proposal 3:** To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
4. **Proposal 4:** To amend our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 6 9 5 6 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

029U5D

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Servis 1st Bank

OUR NAME IS OUR MISSION.

REVOCABLE PROXY — SERVISFIRST BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Thomas A. Broughton III and William M. Foshee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at The Birmingham Botanical Gardens and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary if mailed in the United States.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE

Servis1st Bank

OUR NAME IS OUR MISSION.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. **Proposal 1:** To elect the following persons to serve as directors for a one-year term until the 2017 Annual Meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - Stanley M. Brock	☐	☐	03 - J. Richard Cashio	☐	☐
04 - James J. Filler	☐	☐	05 - Michael D. Fuller	☐	☐	06 - Hatton C.V. Smith	☐	☐

+

	For	Against	Abstain
2. **Proposal 2:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐
3. **Proposal 3:** To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
4. **Proposal 4:** To amend our Certificate of Incorporation to increase the number of shares of authorized common stock from 50 million to 100 million.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 2 6 9 5 6 1 2 +

029U6D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Servis1st Bank

OUR NAME IS OUR MISSION.

REVOCABLE PROXY — SERVISFIRST BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Thomas A. Broughton III and William M. Foshee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at The Birmingham Botanical Gardens and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary if mailed in the United States.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE